Capital Markets Derivative Operations
38 Fountain Square MD 10903C
Cincinnati, OH 45263
Phone: 855-615-3522

FIFTH THIRD CAPITAL MARKETS

Date: May 16, 2019

To: GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS, LP

Attention: Trevor Drummond
Phone: 949-270-9200
Email: TDRUMMOND@AHINVESTORS.COM

Attention: Charlynn Diapo
Phone: 949-270-9200
Email: cdiapo@ahinvestors.com

Attention: Teresa Martinez
Phone: 949-270-9200
Email: tmartinez@ahinvestors.com

USI: 1030451071FITB50517RA43599449100000000000

Re: Interest Rate Swaps 50517

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between FIFTH THIRD BANK ("Party A") and GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS, LP ("Party B") on the Trade Date specified below ("Transaction"). This letter constitutes a "Confirmation" as referred to in the Agreement specified below.

1. Each Transaction entered into under this Confirmation will be subject to, and governed by the provisions of, the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., not including subsequent amendments or supplements (the "Definitions"). In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

2. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of June 20, 2016, as amended and supplemented from time to time (the "Agreement"), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In the event of any inconsistency between the Agreement and this Confirmation, this Confirmation will govern.

3. Each party represents and warrants to the other party as follows:

a) Such party is fully informed of and capable of evaluating, and has evaluated, the potential financial benefits and risks, the tax and accounting implications, the appropriateness in light of its individual financial circumstances, business affairs, and risk management capabilities, and the conformity to its policies and objectives, of this Transaction.

b) Such party has entered into this Transaction in reliance only upon its own judgment. Neither party holds itself out as advising, or any of its employees or agents as having the authority to advise, the other party as to whether or not it should enter into this Transaction, and neither party shall have any liability whatsoever in respect of any advice of such nature given, or views expressed, by it or any such persons to the other party, whether or not such advice is given or such views are expressed at the request of the other party.

c) Such party has entered into this Transaction not for the purpose of speculation.

4. Please acknowledge your agreement to the terms hereof by delivering back to Fifth Third an executed version of this Confirmation. If you do not return an unaltered, fully-executed version of this Confirmation to Fifth Third within 3 business days of the date of your receipt of this Confirmation, you shall be deemed to have accepted the terms hereof as set forth herein.

5. The terms of the particular Transaction to which this Confirmation relates are as follows.

Transaction Type:	Interest Rate Swap
Payment Currency:	USD
Notional Currency:	USD
Notional Amount:	250,000,000.00

Term:

Trade Date:	May 16, 2019
Effective Date:	May 28 2019
Termination Date:	January 25, 2022, subject to adjustment in accordance with Modified Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS, LP
Fixed Rate Calculation Periods:	From and including the 10th day of each month to but excluding the 10th day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day convention.
Fixed Rate Payment Date:	Monthly on the 10th day of each month commencing June 10, 2019, through and including January 25, 2022, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Rate:	2.100500%
Fixed Rate Day Count Fraction:	Act/360
Fixed Rate Business Day Convention:	Modified Following
Fixed Rate Business Days:	London and New York

Floating Amounts:

Floating Rate Payer:	FIFTH THIRD BANK
Floating Rate Calculation Periods:	From and including the 10th day of each month to but excluding the 10th day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day convention.
Floating Rate Payment Date:	Monthly on the 10th day of each month commencing June 10, 2019, through and including January 25, 2022, subject to adjustment in accordance with the Modified Following Business Day Convention.
Floating Rate Day Count Fraction:	Act/360
Floating Rate Business Day Convention:	Modified Following
Floating Rate Business Days:	London and New York
Floating Rate Option:	USD-LIBOR-BBA, however, the reference to "London Banking Days" in the third line of the definition of "USD-LIBOR-BBA" as published in Section 7.1.(ab).(xxii) of the 2006 ISDA Definitions is replaced by ["New York and London Business Days"].

Floating Rate Option Designated Maturity:	1 Month (No interpolation.)
Floating Rate Spread:	None
Floating Rate Compounding:	Inapplicable
Floating Rate Method of Averaging:	None
Floating Rate Reset Dates:	First day of each Calculation Period, subject to adjustment in accordance with the Modified Following Business Day Convention.
Floating Rate Rounding Convention:	5 decimal places per the ISDA definition.
Calculation Agent:	Per the ISDA Master Agreement

Payment to Party B shall be made in immediately available funds to:

Ext Settle Acct Name:	GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS, LP
Ext ABA:	xxxxxxxxx
Ext Acct #:	xxxxxxxxx

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer execute this Confirmation and returning it to the Capital Markets Derivatives Group at Fifth Third Bank (Fax no. 513-534-3461) or (email: IRD.CapitalMarkets@53.com).

Yours Truly,
FIFTH THIRD BANK

By: [signature]

Name: Siri Randpere

Title: Vice President

GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS, LP

By: [signature]

Name: BRIAN PEAY

Title: CFO